SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ------------------------
                                 FORM SB-2A
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              (Amendment No. 4)

                         DURA TRACK ENTERPRISES, INC.
                (Name of small business issuer in its charter)

     Nevada                        2591                        80-0106888
(State or Other             (Primary Standard                (IRS Employer
Jurisdiction of          Industrial Classification          Identification #)
 Organization                      Code)

   DURA TRACK ENTERPRISES, INC.             CAPITAL CORPORATE SERVICES, INC.
3638 North Rancho Drive, Suite 6-D              202 S. Minnesota Street
       Las Vegas, NV 89130                       Carson City, NV 89703
         (702) 839-2573                             (775) 884-0490
   (Address and telephone of                  Name, address and telephone
  registrant's executive office)              number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
for the same offering. [   ]

If delivery of the Prospectus is expected to be made under Rule 434, please check the following box. [ ]

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 9 OF THIS PROSPECTUS.


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


                     CALCULATION OF REGISTRATION FEE

Securities
   to be             Amount To Be  Offering Price   Aggregate    Registration
Registered            Registered    Per Share(1)  Offering Price     Fee(2)
----------           ------------  -------------- -------------- ------------
Common Stock          4,000,000      $ 0.025       $ 100,000       $ 11.76

Common Stock by
 Selling Shareholders 3,200,000      $ 0.025       $  80,000(3)    $  9.42

(1) The Offering price has been arbitrarily determined by Dura Track Enterprises, Inc. ("Dura Track") and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) The portion of the shares which are being offered by the Selling Shareholders has been calculated based upon Rule 457(c) under the Securities Act.

(3) Dura Track will not receive any of the proceeds from the sale of common stock by Selling Shareholders.


REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                PROSPECTUS

                        DURA TRACK ENTERPRISES, INC.
                               COMMON STOCK
                          UP TO 7,200,000 SHARES

Dura Track Enterprises, Inc. ("Dura Track," "Company," "we") is registering up to 4,000,000 shares of its common stock, and up to 3,200,000 shares on behalf of certain Selling Shareholders, at a price of $0.025 per share.

We will not receive any proceeds from the sale of the shares being offered by the Selling Shareholders. However, we will receive the net sales price of any of the shares being offered by the Company.

The Company's shares are being offered through its sole officer and director, no underwriter or broker/dealer is involved. No underwriting discounts, discounts, or commissions will be paid from the proceeds of these shares. The Company's shares are being offered on a best-efforts basis, with no minimum purchase requirement. There will be no escrow or trust account arrangements, any proceeds will be placed directly into the Company's corporate account.

The Selling Shareholders may sell their shares through broker-dealers who may receive compensation from the Selling Shareholders in the form of discounts or commissions.

The Offering will be for a maximum period of 90 days from ________ and may be extended for an additional 90 days, if the Company so chooses to do so.

There has been no public trading market for the common stock. Dura track Common stock is presently not traded on any market or securities exchange.

The quoted price is the initial asking price by the selling shareholders and Company in their offering of shares. In the event that a market is created to trade these shares, the shares will be offered at the fixed price of $0.025 per share for the duration of the offering. At present, the selling shareholders have no agreements with any broker/dealer to sell these shares.

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

            The date of this Prospectus is ___________________.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 9 OF THIS PROSPECTUS.

                  PLEASE READ THIS PROSPECTUS CAREFULLY.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until this Registration Statement being filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS

SUMMARY OF OUR PROSPECTUS                                          6
RISK FACTORS                                                       9
USE OF PROCEEDS                                                   21
DETERMINATION OF OFFERING PRICE                                   22
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES                     23
SELLING SECURITY HOLDERS                                          24
PLAN OF DISTRIBUTION                                              25
LEGAL PROCEEDINGS                                                 27
DESCRIPTION OF PROPERTY                                           27
BUSINESS                                                          27
COMPANY HISTORY                                                   27
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION         33
MANAGEMENT                                                        35
EXECUTIVE COMPENSATION                                            36
PRINCIPAL SHAREHOLDERS                                            37
DESCRIPTION OF SECURITIES                                         38
CERTAIN TRANSACTIONS                                              40
LITIGATION                                                        40
EXPERTS                                                           40
FINANCIAL STATEMENTS                                   F-1 thru F-19
Part II. INFORMATION NOT REQUIRED IN THE PROSPECTUS               41
EXHIBITS                                                          43
UNDERTAKINGS                                                      44
SIGNATURES                                                        46

                DEALER PROSPECTUS DELIVERY OBLIGATION


"Until _________________________________, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to the dealer obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."

                          SUMMARY OF OUR PROSPECTUS

This summary provides an overview of selected information contained elsewhere in this Prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are Offering. You should very carefully and thoroughly read the more detailed information in this Prospectus and review our financial statements contained herein.
Summary Information About Dura Track Enterprises, Inc.

Dura Track Enterprises, Inc. was incorporated in the State of Nevada as a for-profit company on March 19, 2004 and established a fiscal year end of December 31. The Company is a development-stage company organized to manufacture and distribute drapery hardware, primarily composed of engineering plastics. The Company intends to offer more competitive pricing for its drapery components as compared to the traditional metal components currently available in the market. The Company will focus on providing its products in bulk to companies that are involved in the contract drapery business, known as "soft window treatments" in the industry. The Company has entered into an exclusive global License Agreement with the owner of the product line for the next 36 months, with a 36-month extension at the Company's option.

Under the terms of the License Agreement, the Company has the global rights to manufacture and distribute the Dura Track product line and use any and all trademarks. The Company has agreed to pay a minimum royalty of $50,000 per annum for these product rights, based on a 20% royalty of gross revenues generated by the licensed products. On February 22, 2004 the Company signed an amendment to its License Agreement that waives the Company's obligation to begin paying royalties until May 1, 2006. The company has no retroactive financial obligations for royalties. Under the amended Agreement the Company does not have to begin paying any royalties prior to May 1, 2006. After May 1, 2006 the Company must pay royalties equal to twenty percent of its gross proceeds earned from the sale of its licensed products with a minimum annual royalty of $50,000.

The Company may also choose to develop its own product line within the 72-month license period in order to further reduce costs and increase profit. Dura Track's core focus will be to manufacture and provide low-cost, wholesale drapery hardware components to the commercial drapery industry that specialize in providing soft window coverings for new construction and renovations of apartment buildings and condominiums. Dura Track products will be packaged and shipped in bulk.

Our business office is located at 3638 North Rancho Drive, Suite 6-D, Las Vegas, NV 89130. Our telephone number is (702) 839-2573 and fax is (702) 243-6896. Our United States and registered statutory office is located at 202 S. Minnesota Street, Carson City, NV 89703, telephone number is (775) 884-0490, and the fax number is (775)884-0493. Our fiscal year end is December 31st.

As of September 30, 2006, the end of the most recent fiscal quarter, Dura Track had raised $23,000 through the sale of its common stock. There is presently $239 of cash on hand in the corporate bank account. The Company currently has liabilities of $12,430, representing expenses accrued during its start-up to date. In addition, the Company anticipates it will incur costs associated with this Offering totaling approximately $4,427. As of the date of this Prospectus, we have not yet generated or realized any revenues from business operations.

At present, there is no established public market for the Company's shares. There is no assurance that a public market for the company's shares will ever be established. If no public market is established for the Company's shares it may be difficult or impossible for shareholders to sell their shares in the Company.

The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this Prospectus.

Concurrent Offering By Selling Shareholders

Certain Selling Shareholders may endeavor to sell their shares of common stock at the same time Dura Track is conducting this Offering. The percentage of total outstanding common stock being offered by these Selling Shareholders is 31.3%. The price at which the Selling Shareholders offer their shares is a fixed price of $0.025 per share for the duration of the Offering. There is no arrangement to address the possible effect of the concurrent primary and secondary Offerings on the price of the stock. Dura Track will not receive any proceeds from the sale of the common stock by the Selling Shareholders.

Summary Information About The Offering

Securities being Offered    Up to 7,200,000 shares of common stock are being
by Selling Shareholders,    offered, 3,200,000 common shares are being
and the Company are         offered by Selling Shareholders and 4,000,000
Common Stock, with a        shares of common stock are being offered by
Par value of $0.001         Dura Track

Offering Price Per Share    $0.025 per share for the duration of the
by Dura Track and Selling   Offering
Shareholders

Number of Shares            10,200,000 common shares are currently issued
Outstanding                 and outstanding. 3,200,000 of the issued and
Before the Offering         outstanding shares are being offered for sale
of Common Shares            under this Prospectus by certain Selling
                            Shareholders.

Number of Shares            14,200,000 common shares (if maximum is sold).
Outstanding After the
Offering

Minimum Number of           None
Shares to be Sold
in this Offering

Use of Proceeds            Dura Track will not receive any proceeds from the
                           sale of the common stock by the Selling
                           Shareholders. If all 4,000,000 common shares being offered by Dura Track are sold, the total gross proceeds to Dura Track would be $100,000.
                           The Company intends to use the proceeds of this Offering (i) to continue to develop its current products and manufacture initial inventory; (ii) for the expansion of the Company's marketing and sales capabilities; (iii) for other general corporate and working capital purposes. The
                           Company anticipates administrative expenses of approximately $4,427 over the next twelve months associated with this Offering, including legal, accounting, and SEC filing ($2,077);
                           printing/mail ($250); and transfer agent fees
                           ($2,100). The remaining proceeds will be allocated as described above.

Offering Period            The shares are being offered for a period not to
                           exceed 90 days from the date this Prospectus is effective with the Securities and Exchange
                           Commission, unless extended by the Company for an additional 90 days.

Terms of the Offering      The Selling Shareholders will determine when and
                           how they will sell the common stock offered in this Prospectus.

Summary of Financial Information

                                           As of March 19, 2004
         Balance Sheet                 (inception) to September 30, 2006

         Total Assets                             $    239
         Total Liabilities                        $ 12,430
         Shareholders' Equity (deficit)           $(12,191)

         Operating Data

         Revenue                                  $      0
         Net Loss                                 $(35,191)
         Net Loss Per Share                       $  (0.00)

Dura Track has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a "going concern" opinion from their accountants, based upon the sole reliance of the Company on the sale of its common stock to fund future operations.

                               RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

1. AS THE COMPANY LACKS AN OPERATING HISTORY, IT FACES A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

The Company was recently formed to carry out the activities described in this Prospectus and has only a limited operating history upon which an evaluation of its prospects can be made. The Company's prospects must be considered keeping in mind the risks, expenses, and difficulties frequently encountered during the development stage of a business in an ever-changing industry and the research, development, manufacture, commercialization, distribution, and commercialization of technology, procedures, products, and related technologies. There can be no assurance that unanticipated technical or other problems will not occur which would result in material delays in product commercialization or that the efforts of the Company will result in successful product commercialization. There can be no assurance that the Company will be able to achieve profitable operations.

2. KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is dependent on the efforts and abilities of its senior management. The loss of any member of that management could have a material adverse effect on the Company's business and its prospects. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service; however, there can be no assurances that replacement personnel, if any, will cause the Company to operate profitably. All decisions regarding management of the Company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the management abilities of the Company's sole officer and director. The only assurance that the shareholders of the Company (including purchasers of the offered shares) have that the Company's sole officer and director will not abuse his discretion in making decisions with respect to its affairs and other business decisions is the fiduciary obligations and business integrity of the Company's sole officer and director. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the Company's sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company's sole officer and director. The Company's sole officer and director may retain independent contractors to provide services to the Company. Those contractors have no fiduciary duty to the shareholders of the Company and may not perform as expected. The Company does not maintain key person life insurance on any of its senior management.

3. INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. A purchase of the offered shares would be "unsuitable" for a person who cannot afford to lose his or her entire purchase price. The business objectives of the Company must also be considered speculative, and there is no assurance the Company will satisfy those objectives. No assurance can be given that the shareholders of the Company will realize a substantial return on their purchase of the offered shares, or any return whatsoever, or that the shareholders of the Company will not lose their investments in the Company completely. For this reason, each prospective purchaser of offered shares should read this Prospectus and all exhibits to this Prospectus carefully and consult with that purchaser's attorney, business advisor, and/or investment advisor.

4. BECAUSE THE SOLE OFFICER AND DIRECTOR OF THE COMPANY HAS OTHER OUTSIDE BUSINESS INTERESTS AND ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE AN ADEQUATE AMOUNT OF HIS TIME TO THE COMPANY'S ACTIVITIES WHICH MAY RESULT IN BUSINESS FAILURE.

The Company's sole officer and director is employed full time elsewhere. The Company's sole officer and director may have conflicts of interests in allocating his time, services, and functions between his full time employment position and the Company. The Company's sole officer and director has the flexibility in his current employment to spend approximately 10 hours per week working on the Company. The Company's sole officer and director has stated that he is prepared to devote more time to the Company as it becomes necessary.

5. IF THE COMPANY DOES NOT GENERATE ENOUGH SALES IT MIGHT LOSE THE RIGHT TO MANUFACTURE AND DISTRIBUTE THE PRODUCT LINE WHICH WOULD MATERIALLY AFFECT THE ABILITY OF THE BUSINESS TO CONTINUE TO OPERATE.

Under the terms of the exclusive global license agreement with the owner of the product line, Dura Track has the rights to manufacture and distribute the Dura Track product line and has the rights to use and control the plastic-injection molds used in the manufacturing of the product line. The Company has agreed to pay a royalty of 20% of the Company's gross revenues generated by the licensed products, with an annual minimum royalty of $50,000 to retain the product rights. The royalty is payable annually on the anniversary date of the license agreement (dated May 1, 2004). In the event that the Company does not generate enough sales to cover the minimum royalty, the Company could lose its rights to manufacture and distribute the product line. The term of the agreement is for 36 months with a 36-month renewal, under the same terms, at the Company's option. The Company may develop its own product line during the licensing period to increase its profit margins. This does not conflict with any of the terms and conditions of the existing license agreement.

6. THERE IS NO ESTABLISHED MARKET FOR SHARES OF THE COMPANY'S COMMON STOCK, WHICH COULD MAKE MARKETS FOR THESE SHARES EXTREMELY ILLIQUID.

At present, there is no established public market for the Company's shares. As a result, the Offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. Additionally, because the Company was recently formed and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party has been consulted concerning the Offering price for the shares or the fairness of the Offering price used for the shares.

7. IN THE EVENT OF THE DISSOLUTION OF THE COMPANY IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event of dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after satisfaction of claims of the Company's creditors. The ability of a purchaser of the offered shares to recover all or any portion of his or her purchase price for the offered shares in that case will depend on the amount of funds realized and the claims to be satisfied therefrom.

8. THE SHARES OF THE COMPANY ARE CONSIDERED "PENNY STOCKS" WHICH MAY IMPACT ON AN INVESTOR'S ABILITY TO RE-SELL THEIR SHARES ON THE PUBLIC MARKET.

The Securities and Exchange Commission ("Commission") has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of the Company's securities becomes subject to the penny stock rules, holders of those securities may have difficulty selling those securities.

9. THERE IS NO ASSURANCE THAT THE COMPANY WILL RAISE ENOUGH CAPITAL THROUGH THIS SHARE OFFERING TO MEET ITS OBLIGATIONS.

The offered shares are being offered on a "best efforts" basis and no person, firm, or corporation has agreed to purchase any of the offered shares. No assurance can be given that any or all of the offered shares will be sold. This offering is being conducted on a "best efforts" basis; the Company may fail to raise enough money to implement its business strategies. There is no minimum amount of funding the Company must raise before its management can spend the capital raised. Should the Company fail to raise enough capital to implement its business strategies, it will fail and its shareholders will loose their investment.

10. BECAUSE THE COMPANY DOES NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS SUBSCRIPTIONS, AND ANY FUNDS THE COMPANY RECEIVES MAY BE UTILIZED, THERE CAN BE NO ASSURANCE THAT THE FUNDS THE COMPANY RECEIVES WILL ALLOW THE COMPANY TO REMAIN IN BUSINESS AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

The terms of this Offering do not establish a minimum amount of funds that the Company must receive in order to utilize the proceeds from the Offering; therefore, no provisions have been made to deposit in escrow any of the funds received from the purchase of the offered shares. Even if the Company is successful in selling all of the offered shares, the funds available for operation may not be adequate to carry out its business objectives for an extended period of time and additional funds may be required. There is no assurance that additional funds will be available from any source. If additional funds are not available, the Company may not be able to continue to operate, in which event purchasers of the offered shares may lose their entire investment.

11.  INVESTORS MAY FIND DECISIONS MADE BY MANAGEMENT CONTRARY TO THEIR
INTERESTS.

The officer of the Company has complete discretion in the allocation of the proceeds of the Offering; therefore, purchasers of the offered shares must entrust the ultimate allocation of those proceeds to the judgment of the officer. While the Company anticipates that the proceeds of the Offering will be used for working capital, infrastructure development, marketing, and general corporate purposes, the Company may also utilize the Offering proceeds for any purpose that it sees fit for its business purpose.

12. EXISTING SHAREHOLDERS COULD LOSE EFFECTIVE CONTROL OF THE COMPANY, AND MAY NOT BE ABLE TO ELECT A REPRESENTATIVE TO THE BOARD OF DIRECTORS.

Upon consummation of this Offering, if all the shares are sold the post-Offering shareholders of the Company will beneficially own a majority of the issued and outstanding shares of the Company's common stock. As shareholders are entitled to accumulate their votes for the election of directors, or otherwise, when voting at shareholders meetings, the post-Offering shareholders may effectively control the election of all members to the Board of Directors of the Company and will be able to determine all corporate actions. Hence, as minority shareholders, the pre-Offering shareholders may not be able to elect any representatives to the Board of Directors.

13. THE COMPANY DOES NOT EXPECT TO PAY CASH DIVIDENDS, WHICH MAY LOWER EXPECTED RETURNS FOR INVESTORS.

The Company does not anticipate paying dividends on its common stock in the foreseeable future, but plans rather to retain earnings, if any, for the operation and expansion of its business.

14. THE COMPANY MAY NOT BE SUCCESSFUL IN IMPLEMENTING ITS MARKETING STRATEGY WHICH COULD RESULT IN THE LOSS OF AN INVESTOR'S ENTIRE INVESTMENT.

Although the Company intends to pursue a strategy of aggressively marketing its products and services, implementation of the Company's marketing strategy will depend largely on its customers accepting the Company's product line. Because the Company's drapery hardware line is made entirely of plastic the Company will face skepticism from consumers. Consumers may feel the plastic components will not perform as well as their more traditional metal counterparts. The inability of the Company to overcome any market skepticism would impair its ability to implement its business strategy successfully, which could have a material adverse effect on its results of operations and financial condition.

15. THERE IS NO ASSURANCE THAT THE COMPANY CAN CREATE OR SUSTAIN A MARKET FOR ITS SHARES.
There is currently no traded public market for the Company's common stock. There are no assurances that any public market will be established or maintained for the Company's stock. If no public market is established for the Company's shares, it may be difficult or impossible for shareholders to sell their shares in the Company.
16. UNCERTAINTY EXISTS AS TO WHETHER THE COMPANY WILL HAVE SUFFICIENT FUNDS TO CARRY OUT ITS BUSINESS STRATEGY THEREBY MAKING AN INVESTMENT IN THE COMPANY EXTREMELY SPECULATIVE.

The Company will likely be required to raise substantial funds in addition to the proceeds from this Offering. The Company's forecast of the period of time through which its financial resources will be adequate to support its operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors, including those described in these Risk Factors and elsewhere in this Prospectus.

The Company may require additional cash to implement its business strategies, including cash for (i) payment of increased operating expenses and (ii) further implementation of those business strategies. Such additional capital may be raised through public or private financings, as well as borrowings and/or other resources. To the extent that additional capital is raised through the sale of equity or equity-related securities, the issuance of such securities could result in a dilution of the Company's stockholders' equity position. If adequate funds are not available, the Company may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require it to relinquish rights to certain of its technologies or product candidates that the Company would not otherwise relinquish. No assurance can be given, however, that the Company will have access to the capital markets in the future, or that financing will be available on acceptable terms to satisfy the cash requirements of the Company to implement its business strategies. The inability of the Company to access the capital markets or obtain acceptable financing could have a material adverse effect on its results of operations and financial conditions.

             Risks Related to the Company's Market and Strategy

17. BECAUSE OF THE COMPANY'S DEPENDENCE ON RAW PLASTIC TO MANUFACTURE ITS PRODUCT, A DISRUPTION IN PLASTIC SUPPLY, AN INCREASE IN THE MARKET PRICE, OR A SHORTAGE OF CRUDE OIL WOULD AFFECT THE COMPANY'S COSTS OF DOING BUSINESS AND COULD CAUSE THE BUSINESS TO FAIL.

The Company's success will be dependent in large part on its continued supply of raw materials, which are comprised mainly of engineering plastics from major manufacturers such as BASF Corporation and Dow Chemical Company. The Company is also reliant upon stable raw plastic pricing. Plastics are a petroleum-based product and market availability of crude oil and market price fluctuation could have a significant negative impact on the cost of manufacturing the Company's drapery hardware components.

18. BECAUSE THE COMPANY'S ENTIRE PRODUCT LINE IS MADE USING INJECTION MOLDS, THE BUSINESS WOULD LIKELY FAIL IF THE MOLDS BECOME LOST, DAMAGED OR DESTROYED.

The Company's product line is manufactured entirely of engineering plastics, made through an injection molding process. The Company's injection molds could be damaged or even destroyed during the manufacturing process. The Company anticipates making significant efforts in the maintenance and safe guard of its molds, but there can be no assurances that the Company will be successful in maintaining the operational status of its molds, the temporary or permanent loss of which, resulting from physical damage or operating malfunction, could have a material adverse effect on its business.

19. BECAUSE THE COMPANY'S PRODUCT IS INTENDED FOR USE BY THE CONSTRUCTION INDUSTRY, A DOWNTURN IN THE HOUSING MARKET WOULD REDUCE THE DEMAND FOR WINDOW COVERINGS AND COULD MAKE THE BUSINESS UNPROFITABLE.

The majority of the Company's products and services will be provided through dealers and distributors who provide wholesale products to companies involved in supplying soft window coverings to the construction industry. The market for new apartment buildings and condominium construction is heavily tied to the state of the general economy. Increased interest rates and any other factors resulting in a drop in the new housing market could have an adverse effect on the market's demand for the Company's products.

20. IF OUR PRODUCTS DO NOT MEET CUSTOMER QUALITY STANDARDS, WE COULD FAIL TO OBTAIN A SUSTAINABLE SHARE OF THE MARKET AND NOT BE ABLE TO CONTINUE IN BUSINESS.

There can be no assurance that the Company's line of drapery hardware will perform as expected in commercial applications. Should certain components fail in their application, there can be no assurance that the Company will have the knowledge or financial resources to correct the defective product. Should the Company's products fail in their commercial application and the Company is unable to rectify the problem, the Company will fail, and the Company's shareholders will loose their entire investment.

21. THE COMPANY WOULD BE HARMED, TO THE POINT OF BEING UNABLE TO CONTINUE DOING BUSINESS, IF LITIGATION OVER COPYRIGHT INFRINGEMENT OR PRODUCT LIABILITY WERE INITIATED ON ITS OWN ACCOUNT OR IN RESPONSE TO THE CLAIMS OF OTHERS.

There has been substantial litigation in the construction industry regarding legislation on new housing warranties, builders' liabilities, and product defects. There can be no assurance that third parties will not, in the future, claim infringement by the Company with respect to current or future products, trademarks, or other proprietary rights. There can also be no assurance that the Company will not be sued for liability due to product failure in a commercial application. It is possible that the failure of certain support brackets that hold drapery tracks and draperies to a wall may fail thus causing the drapery hardware to fall causing bodily harm. Should the Company face a claim for liability there can be no assurance that the Company will have the financial resources to defend such an action or that any such defense would be successful.

22. BECAUSE THE COMPANY IS NEW IN THE MARKET, THERE IS NO ASSURANCE THAT THE DURA TRACK PRODUCT LINE WILL BE ACCEPTED OR THAT IT CAN ESTABLISH ANY MARKET PRESENCE AT ALL. IF THE COMPANY CANNOT CREATE A MARKET FOR ITS PRODUCTS IN AN EXTREMELY COMPETITIVE INDUSTRY IT WILL FAIL.

The market for window coverings in new construction and renovation market is rapidly changing and significantly competitive. The Company expects competition for window covering products to continue to increase, and, if it cannot compete effectively, its business could be harmed. Moreover, the Company expects the number of smaller companies competing for the commercial window covering business to increase due to the low cost of entry in providing hard window coverings, such as venetian blinds or mini blinds. Competition will probably increase significantly as new companies enter the market and current competitors expand their services. Some of the Company's competitors may enjoy substantial competitive advantages, including (i) larger number of distributors; (ii) long term, established business relationships; (iii) greater brand name recognition; (iv) more fully-developed marketing plans (v) larger production and service staff; and (vi) substantially greater financial, marketing, technical, and other resources. If the Company does not compete effectively, or if the Company experiences any pricing pressures, reduced margins or loss of market share resulting from increased competition, its business could be adversely affected. Competition may include companies that are larger and better capitalized, have superior expertise, or have more established name recognition, than the Company. There can be no assurance that competitors will not develop Internet-related products and services that are superior to, or achieve greater market acceptance than, the Company's.

Although the Company believes that the diverse segments of the window covering market will and do provide opportunities for more than one supplier of window covering products and services similar to those of the Company, it is possible that a single supplier may dominate one or more market segments. If competition increases from these and other sources, the Company might have to respond to competitive pressures by implementing pricing, marketing, and other programs, or seeking additional strategic alliances or acquisitions, that may be less favorable than would otherwise be established or obtained. Any such response to competition could materially affect the Company's business, results of operations, and financial conditions. The Company also has significant competition from other competitors in international markets, including competition from Asian-based competitors, in addition to companies that are already well established in foreign markets. Many of the existing competitors, in addition to a number of potential new competitors, have or may have significantly greater financial, technical, and marketing resources that the Company.

23. THE COMPANY MAY REQUIRE ADDITIONAL FUNDING TO CARRY OUT THE TECHNICAL RESEARCH AND DEVELOPMENT OF ITS PRODUCT LINE IN ORDER TO BECOME COMPETITIVE. THERE IS NO ASSURANCE THAT THIS FUNDING WILL BE SECURED. IF FUNDING IS NOT PROVIDED, THE COMPANY MAY HAVE TO DISCONTINUE ITS OPERATIONS.

The market for the products and manufacturing technology deployed by the Company is characterized by rapidly changing technology in the field of engineering plastics that could result in product obsolescence or short product life cycles. Each of the Company's products is dependent on specific engineering plastics with certain characteristics that make them viable in their shape and use. There can be no assurance that the raw materials the Company uses to manufacture its products will always be available from its current suppliers or that a similar type of plastic will be available from another manufacturer.

The Company may be required to adapt to technological changes in the injection molding industry and to develop products and technology to satisfy evolving industry or customer requirements, any of which could require the expenditure of significant funds and resources. The Company does not have a source or commitment for any such funds and resources. Development efforts relating to the technological aspects of the various products to be developed by the Company are not substantially completed. Accordingly, the Company may have to continue to refine and improve those products. Continued refinement and improvement efforts remain subject to the risks inherent in new product development, including unanticipated technical or other problems that could result in material delays in product commercialization or significantly increase costs. In addition, there can be no assurance that those products and technologies will prove to be sufficiently reliable or durable in wide spread commercial application. If the Company has to embark on the development of new products, such product development may delay its marketing plans and cause it to incur additional costs. Additional cost would have a detrimental effect on the Company's earning and financial position.

24. THE COMPANY'S BUSINESS MAY BE NEGATIVELY AFFECTED IF THE COMPANY BECOMES SUBJECT TO BURDENSOME MANUFACTURING STANDARDS.

It is possible that certain product and safety standards could be implemented that would require the Company to have its products approved or certified. The American National Standards Institute has developed voluntary standards for corded window products (ANSI/WCMA A100.1 - 2002) that govern the manufacture and installation of cords on window coverings. The ANSI may develop, implement and require other safety and design standards for window coverings that the company may not be able to implement.
There is no assurance that the Company will have the resources to meet any engineering or testing requirements that may be needed to satisfy any new standard, or that the Company's products will pass any such testing or certification if the engineering and testing is undertaken. Should the Company's products be subjected to new standards, it is possible that the Company would be unable to sell its products in either the new construction or residential market. Should the Company not be able to meet newly implemented safety standards, the Company would fail.

The Company is not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses in general.

25.  A SLOWDOWN IN THE ECONOMY COULD EFFECT NEW CONSTRUCTION.
Higher interest rates and other factors may cause a slow down in the North American construction industry. The Company's main market focus is new construction of apartments and condominiums. A slow down in new construction could severely harm the potential demand for the Company's products. If a recession or other unfavorable economic events strike North America, the Company's business would be severely harmed.

26. COMPENSATION MAY BE PAID TO OFFICERS, DIRECTORS AND EMPLOYEES REGARDLESS OF THE COMPANY'S PROFITABILITY.

The officers, directors, and employees of the Company may be entitled to receive compensation, payments, and reimbursements regardless of whether the Company operates at a profit or a loss. Any compensation received by officers, directors, and management personnel will be determined from time to time by the board of directors. Officers, directors, and management personnel are expected to be reimbursed for any direct out-of-pocket expenses they have incurred on behalf of the Company.
The Company is obligated by law to pay all employees, as well as the various insurance and governmental deductions. The requirement to pay employees may put a strain on the Company's cash flow and, as a result, the Company may not be able to finance the ordering or marketing of its products. If payroll priorities expend our cash on hand, the Company will not be able to continue operations.

27. THERE IS A LIMITATION ON THE LIABILITY OF THE SOLE OFFICER AND DIRECTOR OF THE COMPANY. INVESTORS IN THIS OFFERING MAY NOT FEEL COMFORTABLE INVESTING IN A COMPANY WHOSE SOLE OFFICER AND DIRECTOR HAS LIMITED OR NO LIABILITY TO ITS SHAREHOLDERS FOR DAMAGES.

The Articles of Incorporation of the Company include a provision eliminating or limiting the personal liability of the Company's sole officer and director, and other shareholders, for damages for breach of fiduciary duty as an officer or director. Accordingly, our sole officer and director may have no liability to the shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders.

28. THE COMPANY MAY NOT BE ABLE TO CONTINUE OPERATING IF IT IS UNABLE TO MEET PRODUCT DELIVERY REQUIREMENTS.

The Company once it begins its manufacturing and marketing efforts expects to experience growth and expects such growth to continue for the foreseeable future. The Company's growth may place a significant strain on its management, financial, operating, and technical resources. The Company cannot estimate when a customer will order products or how many products that customer may order. The commercial construction industry is a time regulated environment; contractors are obligated under the threat of severe financial penalties to finish a new housing project on time. In many circumstances apartments and condominiums are pre sold with a promised occupancy date. Should the Company have a contract to supply the required drapery hardware by a certain date there is no guarantee that the Company will be able to fulfill the order requirement. The Company could face penalties, law suites and loss of future business if it fails to deliver its products on time. Severe failures to deliver could cause the Company to go out of business and the investors would loose their entire investment.

29. THERE MAY BE ADDITIONAL COSTS THAT WERE NOT ANTICIPATED AND THERE IS NO CERTAINTY THAT THE COMPANY WILL BE ABLE TO RAISE THE ADDITIONAL FINANCING NECESSARY TO COVER THESE COSTS.

Management has used reasonable efforts to assess and predict costs and expenses. However, there can be no assurance that implementing the Company's business plan may not require more employees, capital equipment, supplies, or other expenditure items than management has predicted. Similarly, the cost of compensating additional management, employees, and consultants, or other operating costs may be more than management's estimates, which could result in sustained losses. The Company's products are manufactured out of plastic that is a product of oil. The Company could face and increase in the price of its raw materials that would effectively make the Company's products too costly to manufacture and sell. A significant rise in crude oil costs that would effect the Company's raw material costs would cause the Company to fail.

30. THE COMPANY'S INABILITY TO COLLECT ITS ACCOUNTS RECEIVABLE COULD HAVE A NEGATIVE IMPACT UPON ITS CASH FLOWS

The Company expects that most of its customers will require standard credit terms of net 30 days. The Company will use reasonable efforts to assess the credit risks of its customers, which includes engaging the professional services of companies such as Dunn & Bradstreet. The Company may encounter customers that default on payment for product orders and such default could have an adverse effect on the Company's cash flow and net profits. The commercial construction industry is a volatile market; large housing projects often go over budget, with the last suppliers being the ones whose invoices are not paid. In a housing project, the last items to be installed are the window coverings. As the Company's products will be ordered and paid for last, we have a higher risk of payment default than other suppliers to a housing construction project.

31. THE COMPANY CANNOT OFFER ANY ASSURANCES THAT IT WILL RECEIVE REVENUES OR CAN ACHIEVE OPERATING PROFITS. IF THE COMPANY CANNOT MAKE A PROFIT, SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

There can be no assurance that the Company will be able to develop consistent revenue or that its operations will become profitable. The market for window coverings is highly dependant on the amount of new construction, the activity in the renovation sector and trends and consumer preference in interior decorating styles. These conditions often occur in cycles that can be influenced by the general strength of the economy or, in the case of decorating styles, the popularity of certain looks or materials. Should the Company enter the market when any of these factors do not support the sale of soft window coverings, the business may not be able to sell sufficient quantities of its product. If the Company does not generate revenues it may have to seek further financing in order to stay in business. There is no assurance that the Company will be successful in raising additional capital and the Company would fail.

32. THERE IS A RISK THE COMPANY COULD LOSE ITS ABILITY TO MANUFACTURE ITS PRODUCT LINE.

The Company has to meet certain minimal royalty payments annually to keep its manufacturing and resale rights to the Dura-Track drapery hardware line. There is no assurance that the Company will be able to meet its royalty payments and the Company could loose its rights to its product line.

33. THE COMPANY IS DEPENDANT ON THIRD-PARTY PROVIDERS FOR CERTAIN PRODUCTS AND SERVICES AND MAY NOT BE ABLE TO CONTINUE OPERATIONS IF THERE IS A DISRUPTION IN THE SUPPLY OF PRODUCTS AND SERVICES.

The Company may be dependent upon various third parties for significant services and products, which services and products may be provided pursuant to agreements with such providers. Inasmuch as the capacity for certain services and products by certain third parties may be limited, the inability of those third parties, for economic or other reasons, to provide services or products could have a material adverse effect. The Company will have to purchase raw plastic material from companies such as Dow Chemicals and BASF, should these companies be unable to supply raw materials in a timely manner the Company's ability to deliver product could be adversely affected. The Company is also dependant on its preferred manufacturer Leone Industries that owns the injection molding equipment required to make the Company's products utilizing the injection molds the Company has licensed. There can be no assurance that Leone Industries will be able to manufacture the Company's products in a timely and efficient manner. Should any of the suppliers of raw materials or the Company's manufacturer fail to supply the Company with their products or services the Company would experience significant hardship and would fail.

                  Risks Related to this Offering

34. THE COMPANY CANNOT PROVIDE ANY GUIDANCE AS TO THE FEDERAL TAX IMPLICATIONS OR CONSEQUENCES OF THE PURCHASE OR SALE OF THESE SHARES.

The Company has obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to the federal income tax consequences of this Offering. Consequently, purchasers of the offered shares must evaluate for themselves the income tax implications that result from their purchase and possible subsequent sale of the offered shares.

35. THE COMPANY'S BUSINESS STRATEGY ANTICIPATES INTERNATIONAL SALES. THERE IS SIGNIFICANT RISK ASSOCIATED WITH DOING BUSINESS IN INTERNATIONAL MARKETS

An aspect of the Company's strategy is to promote and commercially exploit its products and services in international markets. There can be no assurance that the Company will be able to market and operate its products and services in foreign markets successfully. In addition to the uncertainty as to the Company's ability to generate revenues from foreign operations and create an international presence, there are certain risks inherent in doing business internationally, such as unexpected changes in regulatory requirements, export restrictions, trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, seasonal reductions in business activity in certain parts of the world, and potentially adverse tax consequences, which could adversely impact the success of the Company's international operations.

The Company may sell its products and services in currencies other than the United States dollar, which would make the management of currency fluctuations difficult and expose the Company to risks in this regard. The Company's results of operations may be subject to fluctuations in the value of various currencies against the United States dollar. Although management will monitor the Company's exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have a material adverse effect on the Company's results of operations, or financial condition.

The products and services of the Company may be subject to numerous foreign government standards and regulations that are continually being amended. Although the Company will endeavor to satisfy foreign technical and regulatory standards, there can be no assurance that the products of the Company will be able to comply with foreign government standards and regulations, or changes thereto, or that it will be cost effective for the Company to redesign its products or technologies to comply with such standards or regulations. The inability of the Company to design or redesign products to comply with foreign standards could have a material adverse effect on the Company's business, financial condition and results of operations.

                         USE OF PROCEEDS

The Company intends to use the proceeds of this Offering (i) to continue enhance its current products and technologies, specifically related to the Company's line of drapery hardware; (ii) for the expansion of the Company's marketing and sales capabilities; (iii) for other general corporate and working capital purposes. The Company can give no assurance that its research and development will provide technologies or products that will be commercially feasible or acceptable. Although the Company presently intends to use the proceeds of this Offering as described in this section, the management of the Company has absolute discretion to adjust the application and allocation of the net proceeds of this Offering in order to accommodate various circumstances and opportunities. As a result of the foregoing, the success of the Company may be affected by the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds of this Offering. In the event that the Company's plans change, its assumptions change or prove to be inaccurate, or the proceeds of the Offering prove to be insufficient, the Company may find it necessary or advisable to reallocate proceeds within the above-described categories or to use proceeds for other purposes, or it may be required to seek additional financing or curtail its operations.

The Company anticipates administrative expenses of approximately $4,427 over the next twelve months associated with this Offering, including legal, accounting, and SEC filing ($2,077); printing/mail ($250); and transfer agent fees ($2,100). The remaining proceeds will be allocated as described in the preceding paragraph.

The net proceeds of this Offering that are not expended immediately may be deposited, at the Company's discretion, in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market accounts or similar investments, which may not be insured.

This Offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the Offering to proceed. The Offering price per share is $0.025. The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this Offering by the Company.

                             If 25% of   If 50% of   If 75% of   If 100% of
                            Shares Sold Shares Sold Shares Sold Shares Sold
                            ----------- ----------- ----------- -----------
GROSS PROCEEDS FROM
  THIS OFFERING               $25,000     $50,000     $75,000    $100,000
                              =======     =======     =======    ========

Less: OFFERING EXPENSES
  Legal and Accounting          2,062       2,062       2,062       2,062
  SEC Filing                       15          15          15          15
  Printing                        250         250         250         250
  Transfer Agent                2,100       2,100       2,100       2,100
                              -------     -------     -------    --------
  TOTAL                         4,427       4,427       4,427       4,427

Less: MANUFACTURING EXPENSES
  Initial Tooling Charge/Setup    600         600         600         600
  Initial Production Run        3,000       7,000      11,000      15,000
  Product Packaging             1,000       2,000       4,000       5,000
                              -------     -------     -------    --------
  TOTAL                         4,600       9,600      15,600      20,600

Less: SALES & MARKETING
  Web Site Development            700       2,000       3,000       4,000
  Computer Hardware               500       2,000       2,000       2,500
  Direct Mail Campaign            300       1,000       2,000       3,000
  Trade Show Participation      5,000       7,500      10,000      15,000
  Customer Product Samples      2,000       5,000       9,000      12,000
  Product Brochures             1,000       2,000       4,000       6,000
                              -------     -------     -------    --------
  TOTAL                         9,500      19,500      30,000      42,500

Less: ADMINISTRATION EXPENSES
  Office, Stationery,
    Telephone, Internet           500       2,000       3,000       4,000
  Legal and Accounting          1,000       2,500       5,000       6,000
  Secretary                         0       1,000       2,000       5,000
                              -------     -------     -------    --------
  TOTAL                         1,500       5,500      10,000      15,000
                              -------     -------     -------    --------

TOTALS                         20,027      39,027      60,027      82,527
                              -------     -------     -------    --------

WORKING CAPITAL               $ 4,973     $10,973     $14,973     $17,473
                              =======     =======     =======     =======

           Note: The above figures represent estimated costs.

                      DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this Offering. The Offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

         - our lack of operating history,
         - the proceeds to be raised by the Offering,
         - the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing stockholders, and
         - our relative cash requirements.

              DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

Existing Stockholders if all of the Shares are Sold

   Price per share                                               $0.025
   Net tangible book value per share before the Offering         $(0.0001263)
   Potential gain to existing shareholders                       $100,000
   Net tangible book value per share after the Offering          $0.0066397
   Increase to present stockholders in net tangible book
     value per share after the Offering                          $0.0066766
   Capital contributions                                         $23,000
   Number of shares outstanding before the Offering              10,200,000
   Number of shares outstanding after the Offering               14,200,000
   Number of shares after the Offering held by existing
     stockholders after the Offering                              7,000,000
   Existing shareholders percentage of ownership after
     the Offering                                                49.2 %

Purchasers of Shares in this Offering if all the Shares are Sold

   Price per share                                               $0.025
   Net tangible book value per share before the Offering         $(0.0001263)
   Net tangible book value per share after the Offering          $0.0066397
   Increase of net tangible book value per share after Offering  $0.006766
   Dilution per share for new share purchasers                   $0.018
   Capital contributions                                         $100,000
   Percentage of Capital Contributions                           81 %
   Number of shares after Offering held by public investors      7,200,000
   Purchasers percentage of ownership after the Offering         51.8 %

Purchasers of Shares in this Offering if 75% of Shares Sold
   Price per share                                               $0.025
   Net tangible book value per share before the Offering         $(0.0001263)
   Net tangible book value per share after the Offering          $0.00524878
   Increase of net tangible book value per share after Offering  $0.005375
   Dilution per share for new share purchasers                   $0.019751
   Capital contributions                                         $75,000
   Percentage of Capital Contributions                           76.5 %
   Number of shares after Offering held by public investors      6,200,000
   Purchasers percentage of ownership after the Offering         46.9 %
   Shares held by new investors                                  5,400,000
   Number of shares held by existing stockholders after
     Offering                                                    7.000,000
   Percentage of ownership by existing stockholders after
     the Offering                                                53%

Purchasers of Shares in this Offering if 50% of Shares Sold

   Price per share                                               $0.025
   Net tangible book value per share before the Offering         $(0.0001263)
   Net tangible book value per share after the Offering          $0.0036298
   Increase of net tangible book value per share after Offering  $0.0037561
   Dilution per share for new share purchasers                   $0.02137
   Capital contributions                                         $50,000
   Percentage of Capital Contributions                           68.4 %
   Number of shares after Offering held by public investors      5,200,000
   Purchasers percentage of ownership after the Offering         42.6 %
   Shares held by new investors                                  3,600,000
   Number of shares held by existing stockholders after
     Offering                                                    7,000,000
   Percentage of ownership by existing stockholders after
     the Offering                                                57.3%

Purchasers of Shares in this Offering if 25% of Shares Sold

   Price per share                                               $0.025
   Net tangible book value per share before the Offering         $(0.0001263)
   Net tangible book value per share after the Offering          $0.001722
   Increase of net tangible book value per share after Offering  $0.0018483
   Dilution per share for new share purchasers                   $0.02327821
   Capital contributions                                         $25,000
   Percentage of Capital Contributions                           52 %
   Number of shares after Offering held by public investors      4,200,000
   Purchasers percentage of ownership after the Offering         37.5 %
   Shares held by new investors                                  1,800,000
   Number of shares held by existing stockholders after
     Offering                                                    7,000,000
   Percentage of ownership by existing stockholders after
     the Offering                                                62.5%

                         SELLING SECURITY HOLDERS

The following table sets forth information, as of the date of this Offering, with respect to the beneficial ownership of our common stock both before and after the Offering. The table includes all those who beneficially own any of our outstanding common stock AND are registering their shares in the concurrent Offering. NOTE: Our sole officer and director, Darrel Crimeni, as of the date of this Prospectus, owns 7,000,000 common shares, which are subject to Rule 144 restrictions.

There are currently nine shareholders of our common stock. The Company is not aware of any selling shareholder that has held any position with the Company or has any other material relationship with the Company in the last three years.

The percentages determined in these calculations are based upon the 10,200,000 of our common shares issued and outstanding as of the date of this Prospectus. The following table shows the number of shares and percentage before and after this Offering:

Name of Beneficial       Ownership  % Before   Shares    Shares    % Owned
Owners of                 Before    Offering   Offered   After      After
Common Stock             Offering      (1)     for Sale  Offering  Offering
------------------       ---------  ---------  --------  --------  --------

Roy Silver                380,000      3.7%    380,000       0         0%
Robert Weston             420,000      4.1%    420,000       0         0%
Sharon Proudfoot          380,000      3.7%    380,000       0         0%
Tiberio Faedo             420,000      4.1%    420,000       0         0%
Richard A. Haney          400,000      3.9%    400,000       0         0%
Roland Phillips           400,000      3.9%    400,000       0         0%
Joseph J. DeChellis       400,000      3.9%    400,000       0         0%
Naomi Glass               400,000      3.9%    400,000       0         0%

(1) Based on 10,200,000 common shares outstanding prior to the primary
    Offering

            Except as pursuant to applicable community property laws, persons named in this table have sole voting and investment power with respect to all shares of common stock.

                            PLAN OF DISTRIBUTION

We are Offering 4,000,000 shares on a self-underwritten basis. The Offering price is $0.025 per share for the duration of the Offering.

In addition, certain Selling Shareholders are concurrently registering shares of common stock fro possible resale at the same time we are conducting this Offering. The percentage of the total outstanding common stock being offered by the Selling Shareholders is approximately 31.3% based upon the 10,200,000 common shares that are issued and outstanding as of the date of this Prospectus. There is no arrangement to address the possible effect of the concurrent primary and secondary Offerings on the price of the stock.

The Company will sell its shares only through Darrel Crimeni, our President and sole officer and director. Mr. Crimeni will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

  1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

  2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

  3. The person is not at the time of their participation, an associated person of a broker/-dealer; and,

  4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve
     (12) months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Crimeni is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He will continue to be our President and sole officer and director at the end of the Offering. Mr. Crimeni is not currently a broker/dealer, or associated with a broker/dealer. He has not been a broker/dealer, or associated with a broker/dealer, during the last twelve months, and will not be a broker/dealer, or associated with a broker/dealer, in the next twelve months. Further, Mr. Crimeni has not offered or sold securities for another corporation in the last twelve months, and will not do so during the next twelve months. Mr. Crimeni is not selling any of his shares in this Offering and has not sold any during the last twelve months.

Only after our Prospectus is effective by the SEC, do we intend to advertise and hold investment meetings in the various states or provinces where the Offering may be registered. Such meetings may be advertised through tombstones. We will not use the Internet to advertise our Offering. We may also distribute the Prospectus to potential investors at the meetings, and to our friends and relatives who are interested in us and are considering a possible investment in the Offering.

We confirm that we have not engaged, and will not be engaging, a "finder" in connection with this Offering.

Offering Period and Expiration Date

This Offering will start on the effective date of this Prospectus and continue for a period of 90 days. We may extend the Offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

No payment for the shares will be accepted until after Dura Track's Form SB-2 Registration Statement for this Offering has been approved and deemed effective by the Securities and Exchange Commission.

If you decide to subscribe for any shares in this Offering, you must:

  1. Execute and deliver a subscription agreement.
  2. Deliver a check or certified funds to us for acceptance or rejection, in our sole discretion.

All checks for subscriptions must be made payable to "Dura Track Enterprises, Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                            LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                         DESCRIPTION OF PROPERTY

The Company does not own any real estate or other properties. The Company's office is located at 3638 North Rancho Drive, Suite 6-D, Las Vegas, NV 89130 and our telephone number is (702) 839-2573 and the fax is (702) 243-6896. The Company currently rents shared offices in Las Vegas.

                                 BUSINESS

Company History

Dura Track Enterprises, Inc. ("Dura Track") is a development stage Company, organized on March 19, 2004, in the State of Nevada, to enter into manufacturing and supply of a line of drapery hardware components, entirely composed of engineering plastics, used in the commercial window covering industry.

On May 1, 2004, the Company signed a 36-month exclusive license to manufacture and distribute certain drapery hardware components under the Dura Track name. The license carries a 36-month renewal at the option of Dura Track. Under the terms of the license, the Company must pay 20% of its gross revenues generated by the licensed products, with a minimum annual royalty of $50,000, to retain its exclusivity to the product rights. To date, the Company has no operating history and has not yet implemented any of its manufacturing or marketing initiatives. On February 22, 2005, the Company signed an amendment to the license agreement whereby the minimum annual royalty payments have been waived until May 1, 2006.

The Company signed a "Consulting Services Agreement" with Altres Group, LLC, effective April 23, 2004, whereby Altres Group will provide us with consulting services. Specifically, they will assist the Company in the creation of the corporate entity, becoming a United States reporting company, and other related matters regarding the preparation and filing of materials related to "public company" filings. The Company has agreed to pay Altres Group a total of $45,000 for its services, of which $5,000 has been paid, with the remaining $40,000 balance to be payable immediately upon the filing of a Form 15(c)211 package with a securities broker/dealer and acceptance of same by the NASD or similar approval authority.

The Company would propose filing a 15c211 within 6 months of this registration statement becoming effective. A 15c211 filing is an application filed with a recognized stock exchange on behalf of the Company by a broker/dealer. The purpose of a 15c211 filing is to seek approval to have the Company's shares trade on a recognized exchange. There can be no assurance that the Company can get any broker/dealers interested in listing the Company's stock.

Dura Track has provided the following information concerning the Company and its business for inclusion in this Offering. The information contained herein does not purport to be all-inclusive or to contain all the information that a prospective investor may desire. Any statements that express or involve discussions with respect to predictions, business strategy, budgets, developments, opportunities or projects, the expected timing of transactions or other expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements". Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of known and unknown risks and uncertainties which could cause actual results or events to differ materially from those anticipated by Dura Track Enterprises, Inc.

Company Description

Dura Track intends to offer plastic drapery hardware components, which generally are stronger and less expensive than their metal counterparts, through a network of distributors and dealers. The Company's initial market focus will be in North America with possible expansion internationally in the mid term.

The Company has the exclusive use of seven plastic-injection molds that will be used to manufacture the six drapery hardware components that the Company will offer for sale. The molds are located at Leone Industries Inc. in Burnaby, British Columbia, Canada. Leone Industries has been in the plastic-injection mold and product assembly business for over 25 years and has a reputation for quality manufacturing. Some of the Dura Track product line components will be fully complete after the plastic-injection mold process and require no assembly. Two of the components (end pulleys and floor pulleys) require assembly. The end pulleys have two plastic wheels that must be inserted and the floor pulleys have a wheel and a spring that must be inserted. Leone Industries has verbally agreed to provide all manufacturing, assembly, and packaging of the Dura Track product line and warehouse the product for direct shipping to Dura Track's customers.

Market Opportunity

The commercial window covering industry is influenced by two major factors: current fashion trends and cost.

From the early 1900's to the early 1980's, the bulk of all commercial window coverings were soft, comprised mainly of draperies and drapery tracks. However, in the mid 1980's a shift began towards hard window coverings, such as venetian blinds and mini blinds. By the end of the 1980's, the majority of commercial window coverings became hard with mini blinds covering the majority of new apartment and condominium windows. Mini blinds remained popular from both a fashion and price point until the late 1990's, when their installation on a new construction site became regarded as substandard. Over the past few years, new apartment and condominium construction has been installing more soft window covering (draperies and track). As more housing becomes available in urban areas, the competition for buyers and renters has increased and developers are now seeking ways of differentiating their products from their competitors and more soft window treatments are currently being installed. Dura Track, with its stronger lighter and less expensive drapery hardware components, is poised to take advantage of this trend. The cost of supplying the hardware components for commercial window coverings can be 40% of the total price. In a competitive bid circumstances, Dura Track's plastic components can be installed for approximately 50% less than traditional metal components - giving bidders a significant cost advantage, resulting in a very competitive bid. The above industry synopsis is narrated by the Company's president. The company's president has spent the past 30 years in the window covering industry and is extremely knowledgeable about the past and current trends within the industry.

Product Description

Dura Track will manufacture up to six separate components that are used in the assembly of a drapery tracks. A metal "c" channel type of track is still used, although all of the Company's components are injection molded using the latest in engineering plastics.

Injection molding is a manufacturing process where hot plastic is injected into a specific form carved into a piece of metal. Once the hot plastic cools the form is opened and the finished object is ejected. This process of manufacturing is automated using an injection mold machine. The form known as an injection mould is installed on the injection mold machine. The form within the mold along with the type of plastic injected determines the final product the mold will produce. The Company has the rights to use certain molds that will produce drapery hardware. The Company does not own any injection molding equipment and will contract a third party to manufacture the finished product utilizing the Company's licensed molds.

Each of the Company's components has been engineered to out-perform their metal counter parts while providing significant cost savings. Each of the components will be packaged in bulk, with minimum quantities between 200 and 500 units per box.

There are two types of drapery hardware used in the commercial industry that Dura Track products are designed for. One type is called "cord drawn" and employs a drapery cord to operate the opening and closing of the draperies. The second type is called "hand drawn", in which an 18-inch rod (called a fling rod) is attached to the leading edge of the drape and the drape is closed manually by grasping the rod. Both styles of drapery tracks are fastened to the wall using a wall bracket.

Dura Track Products:

Item         Quantity
Number       Per Box       Name            Description
------       --------      ----            -----------
 D15           500         End Lock        Product is used to snap on to the
                                           end of a hand drawn drapery track
                                           for two purposes. One, to stop the
                                           glides on the drapery track from
                                           slipping off the end and second,
                                           to provide a fastener for the last
                                           pin on the outside edges of each
                                           drape.

 D17           200         Wall Bracket    Product is used to fasten the
                                           drapery rod to the wall above the
                                           window. Once the bracket is
                                           fastened, a "c" channel drapery

                                           track snaps into the bracket. Used
                                           for both hand drawn and cord drawn
                                           drapery tracks.

D21           200 Pairs   End Pulley      These components are usually used
                                           in pairs attached to the ends of a
                                           cord drawn drapery track. These
                                           components service two purposes:
                                           they have a set of wheels that
                                           allow the drapery cord to operate
                                           smoothly and they provide a
                                           fastener for the last pin on the
                                           outside edges of each drape.

 D23           200        Floor Pulley     This component used for cord drawn
                                           drapery tracks and is either
                                           fastened to the wall or the floor.
                                           It contains a wheel and is spring
                                           loaded to help keep tension on the
                                           operating cord for the drapery
                                           track.

 D25           200        Fling Rod        This component is used with hand
                                           drawn drapery tracks and is
                                           attached to the leading glide or
                                           fastener of the drapery to allow
                                           hand closing and opening of a
                                           drape.

 D27           200 Pairs  Master Glides    These components are usually used
                                           in pairs for both hand drawn and
                                           cord drawn drapery tracks. The
                                           master glides have overlapping
                                           arms that allow the draperies in
                                           the center of a pair to overlap
                                           for privacy.

Competitive Advantages

As Dura Track components are made entirely of engineering plastics, they have many competitive advantages over their metal counterparts that are used in the same commercial application. These advantages include price, strength, durability, weight and resistance to rust. There is one drapery hardware line, manufactured in Switzerland, which is produced entirely out of plastic, but this product line is light duty and not designed for commercial or industrial applications. Essentially, all of our direct competitors' products are manufactured from metal.

Price: Unlike their metal counterparts, Dura Track components are manufactured by an injection molding process and require little assembly and no painting, as the raw materials are colored prior to manufacturing. This basic "one-step" manufacturing process requires less physical labor and machinery than metal stamping, resulting in significant cost saving in manufacturing.

Strength: With the advancement in polymer technologies, a new class of plastic materials known as "engineering plastics" has been developed. In many applications, from aerospace to automobiles, these new materials have proven to be stronger and less expensive than metal and in some cases perform a function that metal cannot compete with. Dura Track has taken advantage of these new space age materials and their physical properties in the design and manufacturing of its products. The end result is that the Dura Track product line out performs its metal counterparts in strength and durability in a commercial application where normal wear and tear is greater than in a domestic setting.

Durability: There are three physical factors that make up the durability of almost every commercial product: impact resistance, flexural modulus, and creep. Impact resistance is essentially how the product will perform or fail when hit with a hammer. Metal components do fairly well in this test. Even though there is some bending and chipping of paint, complete product failure is rare. Dura Track's components in this test also fare well, except for the wall mount bracket that is made from a very stiff engineering plastic that has a tendency to shatter under an impact test. However, impact resistance is not as an important physical factor required in the use of drapery hardware components as flexural modulus and creep. Flexural modulus measures how an item reacts under short-term load or stress when functioning as designed. For example, a wall bracket holding a drapery track may experience increased load if tugging the draperies occurs while trying to open or close them. Traditional wall metal brackets fail when the load becomes between 30 and 50 pounds, while Dura Track wall brackets have proven to perform on loads in excess of 250 pounds. The failure of wall brackets in commercial installations is one of the most commonly occurring problems (i.e. brackets bending and causing draperies to drag on the floor). Dura Track has all but eliminated this problem by using engineering plastics. Creep measures how a product performs long-term under load while performing its function. Many of the traditional metal drapery components suffer from metal fatigue under constant load. Dura Track's components, especially the overlap masters and wall brackets, have shown to be superior in retaining their functionality over a longer period of time under stress.

Product Weight: As Dura Track components are manufactured with plastic, their weight is a fraction of that of their metal counterparts. This reduction in weight allows for lower shipping costs for the Company and its distributors and their customers, which assists in the overall price performance ratio of the Company's products.

Marketing

The commercial window covering industry is a long-time and well-established industry, with established marketing channels from distribution to dealers to wholesalers and retailers. Dura Track's prime focus will be to manufacture plastic drapery products for various distributors who have already established relationships with providers of commercial window coverings in their geographical area.

The Company will likely deploy an exclusive geographical distribution model on a city-by-city basis throughout North America. Each Dura Track distributor will likely be required to maintain certain minimum inventory levels while meeting annual sales volumes with minimum quantity purchase orders.

Initially, the Company plans to use a direct marketing campaign to reach distributors throughout North America. The Company will produce a price list and brochure that will accompany shipments of product samples to targeted distributors identified through telemarketing, the Internet, industry SIC codes, and related trade shows.

Direct Competition

There are several large, well-established competitors in the commercial drapery hardware business globally. Essentially all of the Company's competitors supply metal components for commercial application. Only one competitor has a plastic master glide (the component used in the center of a drapery track that attaches to the draw string allowing the opening and closing of a drape) that would compete directly with the Company's similar product.

The largest potential competitor for the Company has global dominance and was established in 1907 in Germany.

Staffing

As of December 31, 2005, Dura Track has no permanent staff other than its sole officer and director, Mr. Darrel Crimeni, who is the President and Chairman of the Company. Mr. Crimeni is employed full time elsewhere, but has the flexibility to work on Dura Track up to 10 hours per week and is prepared to devote more time, as may be required. He is not being paid at present. Mr. Crimeni is currently devoting approximately 5 hours per week to the Company.

Employees and Employment Agreements

At present, Dura Track has no employees other than its current sole officer and director, Mr. Crimeni, who has not been compensated. There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the Company may adopt such plans in the future. There are presently no personal benefits available to the Company's sole officer and director.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the Prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage Company organized to enter into the manufacturing and distribution of drapery hardware primarily composed of engineering plastics. We have not yet generated or realized any revenues from business operations.

Our auditors have issued a "going concern" opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin manufacturing and selling our products. Accordingly, we must raise cash from sources other than the sale of our product line. Our only other source for cash at this time is investments by others in this Offering. We must raise cash to implement our business strategy and stay in business. The amount of the Offering will likely allow us to operate for at least one year. Our success or failure will be determined by our ability to begin the manufacturing process.

From inception to September 30, 2006 the Company's business operations have primarily been focused on securing its International License Agreement, and raising its initial capital. The Company has identified a suitable manufacturer to produce its products and discussed with that manufacturer the estimated costs to manufacture its products. The Company has been developing an executive marketing strategy, along with industry market research and competitive analysis. The Company has also dedicated time to the preparation of its registration statement, including accounting and auditing.

Over the next 12 months the Company must begin the manufacturing of its products in order to supply perspective customers with product samples. The cost of product samples to be mailed or couriered to prospective customers is estimated to be $12,000. The Company anticipates it will be able to begin manufacturing within 6 months of this registration statement becoming effective. The Company will have to negotiate the price and terms of the raw materials (plastics) required to manufacture its products from its third party suppliers. These suppliers include G.E Plastics, Dow Plastics, and Bayer Corporation. The Company will have to finalize its costs with its manufacturer, Leone Industries, and our final product costs will be directly related to the volume of products it orders at a single time. Significant volume discounts are available to the Company from both its suppliers of raw materials and the injection molding company that will manufacture the Company's products. The Company anticipates the cost to produce its initial product order to be $15,000 dollars. The company intends to have its manufacturer assemble, box, label, warehouse and ships its product orders and samples orders. By entering a warehousing shipping contract as well as a manufacturing contract with Leone Industries, the company will initially save money on warehousing and warehouse staff. The Company anticipates the cost of packing and warehousing to be $5,000.

The Company will have to produce product literature and price lists for its distributors and customers, the Company anticipates that it can, within four months of this registration statement becoming effective, complete its price lists. The company anticipates the cost to design and produce a brochure and price list to be $6,000 dollars.

Once the Company has its initial products available and has prepared brochures and price lists, we have to begin our marketing efforts to identify distributors and wholesalers who supply non-competitive industry related products. These industry related suppliers include fabric wholesalers, suppliers of materials used in the manufacturing of draperies, and companies that specialize in the commercial installation of draperies for apartment buildings and condominiums. By utilizing existing wholesalers that have a current relationship with the company's potential clients, the company will be able to reach a greater number of potential customers in a shorter time; this marketing model is called "leverage distribution". We will identify these companies through internet searches and industry directories, and contact them through direct mail, email and telephone solicitation. There are several trade shows organized for the commercial window covering industry that the company will attend. The cost of direct marketing and trade show participation will be $18,000. The company anticipates it will begin its marketing phase eight months after this registration statement becomes effective.

The Company will have to create its web site at www.dthardware.com in order to showcase its product line to perspective customers. The company will hire and independent contractor to develop its web site. The company anticipates it will spend $4,000 dollars on its web site and have the site completed within eight months of this registration statement becoming effective. The Company would anticipate hiring a salesperson within 7 months of this registration statement becoming effective.

The Company anticipates being able to begin selling its products within 10 months of this registration statement becoming effective.

The company only has $239 of cash on hand as of the company's interim financial statements dated September 30, 2006. This amount of cash on hand is not sufficient to meet our cash requirements over the next twelve months and the company will have to raise additional capital to implement its manufacturing and marketing strategies. The company has immediate need for cash to pay for bookkeeping, reviews and audit of its financial statements and office and administrative expenses. The Company anticipates these expenses to be approximately $4,427.

To meet our need for cash we are attempting to raise money from this Offering. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this Prospectus.

                     OFF BALANCE SHEET ARRANGEMENTS

On April 23, 2004 the Company entered into a Consulting Services Agreement with the Altres Group LLC ("Altres") to assist in the creation of the corporate entity, provide consulting services and assist the Company in becoming a United States reporting company. The Company has agreed to pay Altres a total of $45,000 for its services of which $5,000 has been paid. The remaining $40,000 dollars is due and payable upon the Company filing a Form 15 (C) 211 package with a securities broker/dealer and acceptance of the same by the NASD.

On May 1, 2004 the Company signed a 36 month International Distribution Agreement with Adele Paulsen whereby the Company can distribute and manufacture certain drapery hardware components under the Dura Track name. The Agreement carries a 36 month renewal at the Company's option. Under the terms of the Agreement the Company must pay a twenty percent royalty on the gross revenues generated by the licensed products, with a minimum annual royalty of $50,000 to retain exclusive product rights. On February 22, 2005 an amendment to the Agreement was signed that waived the Company's royalty payments and minimum annual royalties until May 1, 2006. Minimum royalties would not become payable until May 1, 2007.

The company has determined that the financial obligations above constitute an off balance sheet arrangement because the financial obligations are contingent upon certain events. The company's liabilities to Altres Group LLC are only payable upon the company filing a 15c211 with a securities broker/dealer. Similarily the company's financial obligation to Adele Paulsen is contingent upon the company failing to pay $50,000 in royalties on May 1, 2007. Under GAAP a payable does not accrue until it becomes due. The payment to Adele Paulsen does not become a liability until after due date of May 1, 2007.

                               MANAGEMENT

Officer and Director

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company's current Audit Committee consists of our sole officer and director.

The name, address, age, and position of our present sole officer and director is set forth below:

  Name and Address           Age     Position(s)
  ----------------           ---     -----------
Darrel Crimeni                58     President, Secretary/ Treasurer, Chief
6505 - 138th Street                    Financial Officer and Chairman of the
Surrey, BC, Canada  V3W 5G5            Board of Directors

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Background of the Company's Sole Officer and Director

Mr. Darrel Crimeni has spent the past 30 years of his professional career in the contract window covering industry. Throughout his career in commercial window coverings, Mr. Crimeni has successfully overseen the bidding, awarding, manufacturing, and installation of window coverings for hundreds of very large and prestigious construction projects including many Four Seasons Hotels in Canada, The Pan Pacific Hotel and The Hotel Vancouver located in Vancouver, British Columbia, Canada. Since 1995 until April 30, 2005, Mr. Crimeni has been the Manager of Contract Sales for Aftex Products (Western) Ltd. in Richmond, B.C., one of western Canada's largest suppliers of contract window coverings. Aftex Products (Western) Ltd. is currently the distributor of Kirsch drapery hardware components, a competitive product line to Dura Track's drapery hardware components.

Prior to Aftex, Mr. Crimeni was Manager of Contract Sales for Tritex Fabrics Ltd. of Vancouver. From 1976 to 1993, Mr. Crimeni was General Manager of Adrians Interiors Ltd. and Crestwood Draperies Ltd., both located in Richmond, B.C., where he was responsible for all aspects of their commercial window covering divisions.

As of May 1, 2005 to present, Mr. Crimeni is the General Manager of Canadian Blind Manufacturing, Inc. located in Richmond, B.C.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict of interest between Mr. Crimeni's current position with Canadian Blind Manufacturing, Inc. and his involvement in Dura Track.

                            EXECUTIVE COMPENSATION

Summary of Compensation

Dura Track has made no provisions for cash compensation or for non-cash compensation to its officers and directors. No salaries are being paid at the present time, and will not be paid unless, and until, there is available cash flow being generated from operations to pay salary.

Employment Agreements

At this time, Dura Track has not entered into any employment agreements with its sole officer and director. The Company may in the future, if there is available cash flow from operations, enter into employment agreements with the Company's sole officer and director or key staff members.

Stock Option Plan

The Board of Directors of Dura Track has not adopted a stock option plan ("Stock Option Plan"). The Company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. Dura Track may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

                          PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our officers, directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this Offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and disposition power with respect to the shares.

                                            Number of           % of
                                           Shares After     Ownership After
Name and Address         Number of      Offering Assuming  Offering Assuming
Beneficial             Shares Before       All of the        All of the
Ownership (1)          the Offering      Shares are Sold   Shares are Sold
----------------       ------------      ---------------   ---------------
Darrel Crimeni,          7,000,000          7,000,000           62.5%
6505 138th Street
Surrey, British Columbia
Canada V3W 5G5

All Officers and
  Directors
  as a Group (1 person)  7,000,000          7,000,000           62.5%

 (1) The person named above may be deemed to be a "parent" and "promoter" of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Crimeni is the only "promoter" of our Company.

Future Sales by Existing Stockholders

A total of 7,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition commencing on July 6, 2005. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this Offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are Offering.

Because our sole officer and director will continue to retain majority control of us after the Offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power. No common stock is subject to outstanding options, warrants, or securities convertible into common stock.

                        DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

   - have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;
   - are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
   - do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
   - and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws, and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this Offering is completed and if all the shares offered are sold, present stockholders will own approximately 49.2% of our outstanding shares.

Cash Dividends

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in our control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the State of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reporting

After we complete this Offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

We have not engaged the services of a Transfer Agent at this time, however, within the next twelve months we anticipate doing so. Until such a time a Transfer Agent is retained, Dura Track will act as its own Transfer Agent.

                            CERTAIN TRANSACTIONS

In July 2004, we issued a total of 7,000,000 shares of common stock to Darrel Crimeni, our sole officer and director, for total cash consideration of $7,000. This was accounted for as a purchase of common stock. In October and December 2004, we issued a total of 2,400,000 common shares for consideration of $12,000, which was accounted for as a purchase of common stock. In January 2005, we issued 800,000 common shares for total consideration of $4,000, which was accounted for as a purchase of common stock.

On May 1, 2004 the Company entered into a licensing agreement with a Mrs. Adele Paulsen for the global rights to manufacture and distribute a line of drapery hardware owned by Mrs. Paulsen. Mrs. Paulsen is the mother of the Company's president Darrel Crimeni. This family relationship between the licensor and the president of the Company has the potential of creating a conflict of interest because the Company President could be placed in a position of having to protect the financial interests of his mother against those of the stockholders should the company run into financial difficulty.

The Company has not had any dealings with any outside promoters whatsoever from inception to December 31, 2005. The company's president and founder is considered to be a promoter as defined under Rule 405 of Regulation C and Mr. Crimeni is the sole person engaged in the founding and organizing of the business and is responsible to all of its business dealings. Mr. Crimeni has not in any way been compensated for his efforts in founding and organizing the company. The company has not and is not acquiring any assets from Mr. Crimeni.

                                  LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                   EXPERTS

Our financial statements have been audited for the period from inception to December 31, 2005, have been reviewed for the period ending September 30, 2006 by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, 1500 - 1140 West Pender Street, Vancouver, British Columbia, Canada V6E 4G1 as set forth in their report included in this Prospectus. Their report is provided on their authority as experts in accounting and auditing.

Jeffrey Nichols, Attorney at Law, Suite 500, 388 Market Street, San Francisco, CA 94111 has acted as our legal counsel. Mr. Nichols has provided his opinion on the legality of the 3,200,000 shares of common stock being registered on behalf of certain Selling Shareholders and on the legality of 4,000,000 shares of common stock being registered on behalf of the Company by way of this Prospectus.

                            FINANCIAL STATEMENTS

Our audited financial statements at December 31, 2005 and 2004 and for the year ended December 31, 2005, period ended December 31, 2004 and from inception through December 31, 2005 and our unaudited statements to September 30, 2006 immediately follow:



        FINANCIAL STATEMENTS (September 30, 2006)            Page

        Balance Sheets                                       F-3
        Statements of Operations                             F-4
        Statements of Cash Flows                             F-5
        Notes to the Financial Statements                    F-6


        FINANCIAL STATEMENTS (Audited December 31, 2005)    Page

        Report of Independent Registered Public Accountant   F-10
        Balance Sheets                                       F-11
        Statements of Operations                             F-12
        Statements of Stockholders' Equity (Deficit)         F-13
        Statements of Cash Flows                             F-14
        Notes to the Financial Statements                    F-15

                       Dura Track Enterprises, Inc.
                       (A Development Stage Company)


                           FINANCIAL STATEMENTS

                            September 30, 2006

                               (Unaudited)






BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

                        DURA TRACK ENTERPRISES, INC.
                        (A Development Stage Company)

                               BALANCE SHEETS

                                                 September 30,   December 31,
                                                      2006           2005
                                                  (unaudited)
----------------------------------------------------------------------------
                                  ASSETS

CURRENT ASSETS
  Cash                                            $      239     $     3,921
                                                   =========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued liabilities        $    3,175     $     3,955
  Related party advances (Note 5)                      9,255           1,255
                                                   ---------      ----------
                                                      12,430           5,210

COMMITMENTS (Note 5)

STOCKHOLDERS' EQUITY (DEFICIT)
  Capital stock (Note 2)
    Authorized
      75,000,000 shares of common stock,
        $0.001 par value,
    Issued and outstanding
      10,200,000 shares of common stock
       (December 31 2005 - 10,200,000 shares)         10,200          10,200
  Additional paid-in capital                          12,800          12,800
  Deficit accumulated during the development stage   (35,191)        (24,289)
                                                   ---------      ----------
                                                     (12,191)         (1,289)
                                                    ---------      ----------
                                                   $     239      $    3,921
                                                    =========      ==========



The accompanying notes are an integral part of these financial statements.

                         DURA TRACK ENTERPRISES, INC.
                        (A Development Stage Company)

                           STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                                   Cumulative
                             Three    Three    Nine     Nine     results from
                            Months   Months   Months   Months       March 19,
                             Ended    Ended    Ended    Ended   2004,(date of
                            Sept 30, Sept 30, Sept 30, Sept 30, inception) to
                              2006     2005     2006     2005   Sept 30, 2006
-----------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES

  Office and general       $  2,074  $  1,051 $  3,902 $  6,625   $ 17,316
  Professional fees           2,000     1,500    7,000    5,285     17,875
                            ----------------------------------------------

NET LOSS                   $ (4,074) $ (2,551)$(10,902)$(11,910)  $(35,191)
                            ==============================================


BASIC AND DILUTED
   NET LOSS PER SHARE      $  (0.00) $  (0.00)$  (0.00)$  (0.00)
                            ===================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING -
  BASIC AND DILUTED      10,200,000 10,200,000 10,200,000 10,120,879
                         ===========================================





The accompanying notes are an integral part of these financial statements.

                         DURA TRACK ENTERPRISES, INC.
                        (A Development Stage Company)

                          STATEMENTS OF CASH FLOWS
                                (Unaudited)

                                                                  Cumulative
                                                                  results of
                                 Nine Months   Nine Months   operations from
                                    Ended         Ended       March 19, 2004
                                September 30, September 30,   (Inception) to
                                    2006          2005         Sept 30, 2006
-----------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                       $ (10,902)    $ (11,910)      $   (35,191)
  Changes in operating assets and
    liabilities:
    - Accounts payable and
        accrued liabilities         (2,035)        2,500             3,175
    - Prepaid                            -           175                 -
    - Related party advances         9,255             -             9,255
                                  ------------------------------------------

NET CASH USED IN
  OPERATING ACTIVITIES              (3,682)       (9,235)          (22,761)
                                  ------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of
    common stock                        -          4,000            23,000
                                  ------------------------------------------

NET CASH PROVIDED BY
  FINANCING ACTIVITIES                  -          4,000            23,000
                                  ------------------------------------------

NET INCREASE (DECREASE)
  IN CASH                           (3,682)       (5,235)              239

CASH, BEGINNING OF PERIOD            3,921        13,091                 -
                                  ------------------------------------------

CASH, END OF PERIOD              $     239     $   7,856       $       239
                                  ==========================================
Supplemental cash flow information:
Cash paid for:

  Interest paid                 $        -     $        -      $         -
                                     ======         ======           ======

  Income taxes paid             $        -     $        -      $         -
                                     ======         ======           ======

The accompanying notes are an integral part of these financial statements

                      DURA TRACK ENTERPRISES, INC.
                     (A Development Stage Company)

                   NOTES TO THE FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2006

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Dura Track Enterprises, Inc. (the "Company") is in the initial development stage and has incurred losses since inception totalling $35,191. The Company was incorporated on March 19, 2004 in the State of Nevada. The Company's fiscal year end is December 31. The Company was organized to enter into the manufacturing and supply of a unique line of drapery hardware components, entirely composed of engineering plastics that are used in the commercial window covering industry. The Company signed a 36 month exclusive license agreement to manufacture and distribute certain drapery hardware components under the Dura Track name. The license carries a 36 month renewal at the option of the Company. The Company's initial market focus will be in North America with possible expansion internationally in the mid term. To date, the Company has not commenced full business operations.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of issuing founders' shares and a private placement offering memorandum for up to 10,000,000 shares at $0.005 per share. As of September 30, 2006, the Company had sold 10,200,000 shares and had issued $23,000 in proceeds from the sale of the Company's common stock of which 7,000,000 founders' shares were issued at $0.001 per share for net proceeds of $7,000 and 3,200,000 shares were issued at $0.005 per share for net proceeds of $16,000 pursuant to the private placement offering memorandum.

Unaudited Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principals for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2005 included in the Company's report on Form SB-2 filed with the Securities and Exchange Commission. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Form SB-2. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents
The company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, basic and dilutive loss per share are equal.

Stock-based Compensation
The Company has not adopted a stock option plan and has not granted any stock options from inception. Accordingly, no stock-based compensation has been recorded to date.

NOTE 3 - CAPITAL STOCK

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share.

During the period ended December 31, 2004, a director purchased 7,000,000 shares of common stock in the Company at $0.001 per share with proceeds to the Company totalling $7,000.

Private Placement
On August 30, 2004, the Company issued a private placement offering memorandum offering up to 10,000,000 shares of common stock at a price of $0.005 per share. The total amount to be raised in this financing is $50,000. As of September 30, 2006, the Company had sold 3,200,000 shares and had received $16,000 in total proceeds from the issuance of the Company's common stock.

NOTE 4 - INTERNATIONAL DISTRIBUTOR AGREEMENT

On May 1, 2004, the Company entered in to a 36-month International Distributor Agreement (the "AP Agreement") with Adele Paulsen (refer to Note
6) whereby the Company may distribute and manufacture certain drapery components under the DuraTrack name. The AP Agreement carries a 36-month renewal at the option of the Company. Under the terms of the license, the Company must pay a twenty percent royalty on its gross revenues generated by the licensed products, with a minimum annual royalty of $50,000, to retain its exclusivity to the product rights.

On February 22, 2005, an amendment to the AP Agreement was made whereby both parties agreed to waive the twenty percent royalty based on the Company's gross sales amount and the minimum $50,000 royalty payment would not become effective until May 1, 2006. On September 25, 2006, the Company made an amendment to the AP Agreement to extend the royalty payment date to become effective on May 1, 2007.

NOTE 5 - COMMITMENT

On April 23, 2004, the Company entered into a consulting services agreement with the Altres Group, LLC ("Altres") to assist in the creation of the corporate entity, and provide consulting services to become a United States reporting company and other related matters regarding the preparation and filings of materials related to a public company filing.

The Company has agreed to pay Altres a total of $45,000 for its services of which $5,000 has been paid on July 19, 2004 and the remaining $40,000 balance to be payable immediately upon filing of a Form 15c211 package with a securities broker/dealer and acceptance of same by the NASD.

NOTE 6 - RELATED PARTY TRANSACTIONS

A director of the Company is a relative of Adele Paulsen, the Licensor of the Dura Track product line. As of September 30, 2006, no payments have been made to Ms. Paulsen.

As of September 30, 2006, the Company owed a director of the Company $9,255. The amounts payable are unsecured and non-interest bearing with no set terms of repayment. Subsequent to the period ended September 30, 2006 a director of the Company advanced the Company an additional $3,500 on October 30, 2006. The amount payable is unsecured and non-interest bearing with no set terms of repayment.

NOTE 7 - INCOME TAXES

As of September 30, 2006, the Company had net operating loss carry forwards of approximately $24,300 that may be available to reduce future years' taxable income and will expire commencing in 2024. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a full valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

                      Dura Track Enterprises, Inc.
                     (A Development Stage Company)

                           FINANCIAL STATEMENTS

                            DECEMBER 31, 2005










REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Dura Track Enterprises, Inc.

We have audited the accompanying balance sheets of Dura Track Enterprises, Inc. (a development stage company) as of December 31, 2005 and 2004, and the statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2005, the period ended December 31, 2004, and from inception (March 19, 2004) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 30, 2005, the period from inception (March 19, 2004) to December 31, 2004, and the period from inception (March 19, 2004) through December 31, 2005, in accordance with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has incurred losses since inception and has limited working capital available raising substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Dale Matheson Carr-Hilton Labonte
------------------------------------

CHARTERED ACCOUNTANTS


Vancouver, B.C.
January 18, 2006

                      DURA TRACK ENTERPRISES, INC.
                     (A Development Stage Company)
                            BALANCE SHEETS

                                                  December 31,   December 31,
                                                     2005           2004
----------------------------------------------------------------------------
                                 ASSETS

CURRENT ASSETS
  Cash                                             $    3,921     $    13,091
  Prepaid expenses                                          -             175
                                                    ---------      ----------
                                                   $    3,921     $    13,266
                                                    =========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued liabilities         $    3,955     $         -
  Due to related party (Note 7)                         1,255           1,255
                                                    ---------      ----------
                                                        5,210           1,255

COMMITMENT (Note 6)

STOCKHOLDERS' EQUITY (DEFICIT )
  Capital stock (Note 4)
    Authorized
      75,000,000 shares of common stock,
        $0.001 par value,
    Issued and outstanding
      10,200,000 shares of common stock
       (2004 - 9,400,000 shares)                      10,200           9,400
  Additional paid-in capital                          12,800           9,600
  Deficit accumulated during the development stage    (24,289)
(6,989)
                                                    ---------      ----------
                                                       (1,289)         12,011
                                                    ---------      ----------
                                                   $    3,921     $    13,266
                                                    =========      ==========








 The accompanying notes are an integral part of these financial statements

                         DURA TRACK ENTERPRISES, INC.
                        (A Development Stage Company)

                          STATEMENTS OF OPERATIONS

                                                                 Cumulative
                                                                  results of
                                  Year       March 19, 2004   operations from
                                   Ended      (Inception) to   March 19, 2004
                               December 31,    December 31,    (Inception) to
                                   2005          2004       December 31, 2005
-----------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES

  Office and general           $     7,035     $     6,444       $     13,479
  Professional fees                 10,265             545             10,810
                                ---------------------------------------------
-

NET LOSS                      $   (17,300)    $    (6,989)      $    (24,289)
                                 ============================================


BASIC NET LOSS PER SHARE      $     (0.00)    $     (0.00)      $      (0.00)
                                 ============================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING     10,140,822       4,546,597         10,140,822
                                 ============================================





















 The accompanying notes are an integral part of these financial statements

                         DURA TRACK ENTERPRISES, INC.
                        (A Development Stage Company)

                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

           FROM INCEPTION (MARCH 19, 2004) TO DECEMBER 31, 2005

                                                          Deficit
                                                        Accumulated
                          ---Common Stock---  Additional    During
                          Number of             Paid In   Development
                           Shares      Amount   Capital     Stage       Total
-----------------------------------------------------------------------------

Balance, March 19, 2004          -  $      -  $      -  $         - $       -
Common stock issued for cash
  at $0.001 per share
    July 6, 2004         7,000,000     7,000         -            -     7,000
Common stock issued for cash
  at $0.005 per share
    October 25, 2004       420,000       420     1,680            -     2,100
    October 27, 2004       380,000       380     1,520            -     1,900
    December 30, 2004    1,600,000     1,600     6,400            -     8,000

Net loss for the period         -         -         -       (6,989)   (6,989)
                        -----------------------------------------------------
Balance,
  December 31, 2004      9,400,000     9,400     9,600       (6,989)   12,011
                        -----------------------------------------------------

Common stock issued for cash
  at $0.005 per share
    January 28, 2005       800,000       800     3,200            -     4,000

Net loss for the period         -         -         -      (17,300)  (17,300)
                        -----------------------------------------------------

Balance,
  December 31, 2005    10,200,000  $ 10,200  $ 12,800   $  (24,289) $ (1,289)
                       =====================================================











 The accompanying notes are an integral part of these financial statements

                       DURA TRACK ENTERPRISES, INC.
                      (A Development Stage Company)

                        STATEMENTS OF CASH FLOWS
                                                                  Cumulative
                                                                  results of
                                  Year       March 19, 2004   operations from
                                   Ended      (Inception) to   March 19, 2004
                               December 31,    December 31,    (Inception) to
                                   2005          2004       December 31, 2005
-----------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                      $  (17,300)   $    (6,989)    $      (24,289)
  Adjustments to reconcile
    net loss to net cash used in
    operating activities:
    -  Prepaid expenses                175           (175)                 -
    - accounts payable and
        accrued liabilities          3,955          1,255              5,210
                                  ------------------------------------------

NET CASH USED IN
  OPERATING ACTIVITIES             (13,170)        (5,909)           (19,079)
                                  ------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of
    common stock                     4,000         19,000             23,000
                                  ------------------------------------------

NET CASH PROVIDED BY
  FINANCING ACTIVITIES               4,000         19,000             23,000
                                  ------------------------------------------

NET INCREASE (DECREASE)
  IN CASH                           (9,170)        13,091              3,921

CASH, BEGINNING OF PERIOD           13,091              -                  -
                                  ------------------------------------------

CASH, END OF PERIOD              $   3,921     $   13,091       $      3,921
                                  ==========================================

Supplemental cash flow information:
Cash paid for:

  Interest paid                 $        -     $        -      $         -
                                     ======         ======           ======

  Income taxes paid             $        -     $        -      $         -
                                     ======         ======           ======


The accompanying notes are an integral part of these financial statements

                       DURA TRACK ENTERPRISES, INC.
                       (A Development Stage Company)

                     NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31. 2005

NOTE 1 - NATURE OF OPERATIONS NAND BASIS OF PRESENTATION

Dura Track Enterprises, Inc. (the "Company") is in the initial development stage and has incurred losses since inception totaling $24,289. The Company was incorporated on March 19, 2004 in the State of Nevada. The Company's fiscal year end is December 31. The Company was organized to enter into the manufacturing and supply of a unique line of drapery hardware components, entirely composed of engineering plastics that are used in the commercial window covering industry. The Company signed a 36 month exclusive license agreement to manufacture and distribute certain drapery hardware components under the Dura Track name. The license carries a 36 month renewal at the option of The Company. The Company's initial market focus will be in North America with possible expansion internationally in the mid term. To date the Company has had no business operations.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founders' shares and a Private Placement Offering Memorandum for 10,000,000 shares at $.005 per share. As of December 31, 2005, the Company had sold 10,200,000 shares and had received $23,000 in proceeds from the sale of the Company's common stock of which 7,000,000 Founders' shares were issued at $.001 per share for net proceeds of $7,000 and 3,200,000 shares were issued at $.005 per share for net proceeds of $16,000 pursuant to the Private Placement Offering Memorandum.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As of December 31, 2005, the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation
The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Stock-based Compensation
The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements
In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153"). SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For nonpublic entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's results of operations or financial position.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 - CAPITAL STOCK

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of December 31, 2005, the Company has not granted any stock options and has not recorded any stock-based compensation.

During the period ended December 31, 2004, a director purchased 7,000,000 shares of common stock in the Company at $0.001 per share with proceeds to the Company totaling $7,000.

Private Placement

On August 30, 2004, the Company issued a Private Placement Offering Memorandum offering 10,000,000 shares of common stock at a price of $0.005 per share. The total amount to be raised in this financing is $50,000. As of December 31, 2005, the Company had sold 3,200,000 shares and had received $16,000 in proceeds from the sale of the Company's common stock.

NOTE 5 - INTERNATIONAL DISTRIBUTOR AGREEMENT

On May 1, 2004, the Company entered in to a 36-month International Distributor Agreement (the "AP Agreement") with Adele Paulsen (refer to Note
7) whereby the Company may distribute and manufacture certain drapery components under the Dura Track name. The AP Agreement carries a 36-month renewal at the option of the Company. Under the terms of the license, the Company must pay a twenty percent royalty on its gross revenues generated by the licensed products, with a minimum annual royalty of $50,000, to retain its exclusivity to the product rights.

On February 22, 2005, an amendment to the AP Agreement was made whereby both parties agreed to waive the twenty percent royalty based on the Company's gross sales amount and the minimum $50,000 royalty payment shall not become effective until May 1, 2006.

NOTE 6 - COMMITMENT

On April 23, 2004, the Company entered into a Consulting Services Agreement with the Altres Group LLC ("Altres") to assist in the creation of the corporate entity, provide consulting services, assistance to become a United States reporting company and other related matters regarding the preparation and filings of materials related to a public company filing.

The Company has agreed to pay Altres a total of $45,000 for its services of which $5,000 has been paid on July 19, 2004 and the remaining $40,000 balance to be payable immediately upon filing of a Form 15 (C) 211 package with a securities broker/dealer and acceptance of same by the NASD.

NOTE 7 - RELATED PARTY TRANSACTIONS

A director of the Company is a relative of Adele Paulsen, the Licensor of the Company. As of December 31, 2005, no payments have been made to Ms. Paulsen.

As of December 31, 2005 and 2004, the Company owed a director of the Company $1,255. The amounts payable are unsecured and non-interest bearing with no set terms of repayment.

NOTE 8 - INCOME TAXES

The Company accounts for its income taxes in accordance with FASB No. 109, "Accounting for Income Taxes." As of December 31, 2005, the Company had net operating loss carry forwards of approximately $24,300 that may be available to reduce future years' taxable income and will expire commencing in 2015.

Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, from their Vancouver, British Columbia, Canada office, are our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

           Part II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated expenses of the Offering, whether or not all shares are sold, all of which are to be paid by the registrant, are as follows:

           Legal and Accounting         $ 2,062
           SEC Filing Fee                    15
           Printing                         250
           Transfer Agent                 2,100
                                          -----
           TOTAL                        $ 4,427

Recent Sales of Unregistered Securities

(a) Prior sales of common shares

Dura Track is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. As of September 30, 2005, we had issued 7,000,000 common shares to our sole officer and director for total consideration of $7,000. In addition, we have issued 3,200,000 common shares for total consideration of $16,000 to a total of eight registered shareholders, four of whom reside outside the United States.

Dura Track is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

On July 6, 2004, we issued 7,000,000 common shares to Darrel Crimeni, the sole officer and director of the Company, at an offering price of $0.001 per share for gross offering proceeds of $7,000 in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. Darrel Crimeni is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by the Company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

On the dates listed below, we issued a total of 1,600,000 common shares to four shareholders at an offering price of $0.005 per share for gross offering proceeds of $8,000 in offshore transactions pursuant to Rule 903 of Regulation S of the Securities Act of 1933. None of the shareholders are U.S. persons as that term is defined in Regulation S. No directed selling efforts were made in the United States by the Company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

   October 25, 2004 - 420,000 common shares to one individual investor. October 27, 2004 - 380,000 common shares to one investor
   January 28, 2005 - 800,000 common shares to two individual investors

On December 30, 2004, we issued 1,600,000 common shares to four shareholders at an offering price of $0.005 per share for gross offering proceeds of $8,000 pursuant to an exemption from registration under Rule 504 of Regulation D. The appropriate filings were made at the federal and state level. The share transactions took place within the United States and were offered and subject at all times to the restrictions on the sale and resale of the offered shares specified in WAC 460-44A-504 and California Corporate Code 25102 (f) and according to Rule 144 promulgated pursuant to the Act by the Securities and Exchange Commission.

(b) Use of proceeds
We have spent a portion of the above proceeds to pay for costs associated with this Prospectus and expect the balance of the proceeds to be mainly applied to further costs of this Prospectus and administrative costs.
We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of 1) the disclosure of the application of the Offering proceeds, or 2) disclosure of the termination of this Offering.

EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.      Document Description
----------       --------------------
*3.1             Articles of Incorporation of Dura Track Enterprises, Inc.
*3.2            Bylaws of Dura Track Enterprises, Inc.
*4.1            Specimen Stock Certificate of Dura Track Enterprises, Inc.
*5.1            Opinion of Jeffrey Nichols regarding the legality of the
                  securities being registered
*10.1           Dura Track Enterprises, Inc. International Distributor
                  Agreement
*10.2           Amendment to the Dura Track Enterprises International, Inc.
                  International Distributor Agreement
*10.3           Altres Group, LLC Consulting Services Agreement
 23.1           Consent of Dale Matheson Carr-Hilton LaBonte, Chartered
                  Accountants
*99.1           Subscription Agreement of Dura Track Enterprises, Inc.

Description of Exhibits

*Exhibit 3.1

Articles of Incorporation of Dura Track Enterprises, Inc., dated March 3,
2004.

*Exhibit 3.2

Bylaws of Dura Track Enterprises, Inc., approved and adopted on March 26,
2004.

*Exhibit 4.1

Specimen Stock Certificate of Dura Track Enterprises, Inc.

*Exhibit 5.1

Opinion of Jeffrey Nichols, Attorney at Law, Suite 500, 388 Market Street, San Francisco, CA 94111, dated August 5, 2005, regarding the legality of the securities being registered.

*Exhibit 10.1

Dura Track Enterprises, Inc. International Distributor Agreement, effective May 1, 2004.

*Exhibit 10.2

Amendment to the Dura Track Enterprises, Inc. International Distributor Agreement, effective February 22, 2005.

*Exhibit 10.3

Altres Group, LLC Consulting Services Agreement, effective April 23, 2004.

Exhibit 23.1

Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, 15700 - 1140 West Pender Street, Vancouver, British Columbia, Canada V6E 4G1, dated December 28, 2006 regarding the use in this Registration Statement of their report of the auditors and financial statements of Dura Track Enterprises, Inc. for the period ending December 31, 2005.

*Exhibit 99.1

Subscription Agreement of Dura Track Enterprises, Inc.

* Previously filed with Form SB-2 on August 11, 2005

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b)(230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorized this Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 29th day of December, 2006.

Dura Track Enterprises, Inc.

BY: /s/ Darrel Crimeni
    ------------------
        Darrel Crimeni,
          President and Director
          Principal Executive Officer
          Principal Accounting Officer
          Principal Financial Officer

Know all men by these present, that each person whose signature appears below constitutes and appoints Darrel Crimeni, as agent, with full power of substitution, for his and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Dura Track Enterprises, Inc.

By: /s/ Darrel Crimeni
    ------------------
        Darrel Crimeni
          President and Director
          Principal Executive Officer
          Principal Accounting Officer
          Principal Financial Officer

EXHIBIT 23.1 - CONSENT LETTER


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 (as amended) of our report dated January 18, 2006 relating to the financial statements of Dura Track Enterprises, Inc. appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Experts" in such Prospectus.

                                 /s/Dale Matheson Carr-Hilton Labonte
                                 ------------------------------------

                                    Dale Matheson Carr-Hilton LaBonte
                                    Chartered Accountants
Vancouver, Canada
December 29, 2006